SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-69e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12

                    Quaker Chemical Corporation
---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------

      5)  Total fee paid:
      ------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      --------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------

      3)  Filing Party:

      --------------------------------------------------------------------

      4)  Date Filed:

      --------------------------------------------------------------------

                           QUAKER CHEMICAL CORPORATION
                               Elm and Lee Streets
                        Conshohocken, Pennsylvania 19428


                             -----------------------



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             -----------------------



To the Shareholders of Quaker Chemical Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation (the "Company") will be held in Salons A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Wednesday, May 12, 1999, at 10:30 A.M., local time, for the following purposes:

         1. To elect three (3) Class I Directors, each to serve for three years and until his respective successor is elected and qualified;

         2. To consider and act upon a proposal to approve the adoption of the 1999 Long-Term Performance Incentive Plan;

         3. To consider and act upon ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 1999; and

         4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.





                                             By Order of the Board of Directors,


                                                 /s/ D. Jeffry Benoliel

                                                     D. Jeffry Benoliel
                                                     Secretary
Dated: March 31, 1999

                           QUAKER CHEMICAL CORPORATION


                             -----------------------


                                 PROXY STATEMENT


                             -----------------------



     The solicitation of the accompanying proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 12, 1999, and at any adjournments thereof. The Meeting will be held in Salons A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:30 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 31, 1999. Any shareholder executing and delivering the accompanying proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.

     The Company will bear the cost of the solicitation of proxies. Proxies will be solicited by mail, telephone, facsimile, electronic mail, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.

     Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all three (3) of the nominees named therein, for approval of the 1999 Long-Term Performance Incentive Plan, and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 1999.

     As of March 12, 1999, the outstanding voting securities of the Company consisted of 8,902,377 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 12, 1999, held shares of the Company's Common Stock beneficially owned since March 1, 1996 are entitled to cast ten (10) votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1996 are entitled to cast one (1) vote per share, subject to certain exceptions described in Exhibit A hereto. Based on the information available to the Company on March 12, 1999, the holders of 2,859,332 shares of Common Stock will be entitled to cast ten (10) votes with respect to each such share, and the holders of 6,043,045 shares of Common Stock, including but not limited to those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1996 in accordance with the terms and conditions of
Article 5 of the Company's Articles of Incorporation, will be entitled to cast one (1) vote with respect to each such share, representing an aggregate of 34,636,365 votes. The aforementioned presumption that a share is entitled to one
(1) vote rather than ten (10) is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A hereto. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 89,023,770. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote, will be counted only for purposes of determining whether a quorum is present at the Meeting and, thus, will have the effect of a vote to "Withhold Authority" in the election of directors or as an "Against" vote on all other matters included in the proxy.

     Only shareholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

     The following table sets forth information, as of March 12, 1999, with respect to persons known to the Company to be the beneficial owners of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel, DePrince, Race & Zollo, Inc., and The TCW Group, Inc. have sole voting and dispositive power over the outstanding Common Stock listed opposite their names.

                                        Number
                                       of Shares     Percent         Number
     Name and Address                  Owned (1)   of Class(2)      of Votes
     ----------------                  ---------   -----------      --------

     Peter A. Benoliel                 501,385(3)      5.6          4,713,580
          130 Cornwall Lane
          St. Davids, PA 19087

     DePrince, Race & Zollo, Inc.      471,900(4)      5.3            471,900(4)
           201 South Orange Street
           Suite 850
           Orlando, FL 32801

     The TCW Group, Inc.               437,500(4)      5.0            437,500(4)
           865 South Figueroa Street
           Los Angeles, CA 90017

--------------
(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.
(2)  Based upon 8,902,377 shares outstanding.
(3) Includes 30,000 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(4) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share.

Directors and Officers

     The following table sets forth information, as of March 12, 1999, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his/her name unless otherwise noted.

                                      Number
                                     of Shares         Percent      Number of
     Name                              Owned        of Class (1)      Votes
     ----                              -----        ------------      -----

     Joseph B. Anderson, Jr.           5,000(2)          ---            8,600
     Patricia C. Barron               11,487(3)          ---           35,427
     William L. Batchelor            181,082             2.0        1,810,820
     Peter A. Benoliel               501,385(4)(5)       5.6        4,713,580
     Lennox K. Black                   9,452             ---           79,202
     Donald R. Caldwell                5,482             ---            5,482
     Robert E. Chappell                2,482             ---            2,482
     Edwin J. Delattre                 2,092(2)          ---            6,142
     Robert P. Hauptfuhrer             7,858             ---           72,658
     Ronald J. Naples                455,186(2)(5)       4.9          596,186
     Robert H. Rock                    2,482             ---            2,482
     Joseph W. Bauer                   1,000             ---            1,000
     Jose Luiz Bregolato              57,608(5)          ---              608
     Daniel S. Ma                     38,023(5)          ---            4,668
     Marcus C. J. Meijer             102,450(5)          1.1           16,950

     All directors and executive   1,429,652(5)         15.1        7,369,238(6)
     officers as a group (19 persons)

-------------------
(1) Based upon 8,902,377 shares outstanding. The percentage is less than 1%, except as otherwise indicated.
(2) Includes 500 shares in the case of Mr. Anderson, 2,092 shares in the case of Dr. Delattre, and 2,186 shares in the case of Mr. Naples held jointly with their spouse.
(3)  Includes 10 shares held in an indirect trust account for child.
(4)  Does not include 7,800 shares held of record by Mr. Benoliel's wife.
(5) Includes 30,000 shares in the case of Mr. Benoliel; 57,000 shares in the case of Mr. Bregolato; 37,000 shares in the case of Mr. Ma; 99,450 shares in the case of Mr. Meijer; 318,000 shares in the case of Mr. Naples; and 583,575 shares in the case of all directors and officers as a group subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(6) Represents 21.3% of all votes entitled to be cast at the Meeting, based on information available on March 12, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely (i) on the Company's review of certain reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, and (ii) written representations of the Company's directors and officers, the Company believes that all reports required to be filed pursuant to the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 1998 were filed on a timely basis.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three (3) classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships will be elected to serve for the balance of the term of the class to which they are elected. At the present time, there are eleven (11) directors including three (3) Class I Directors, four (4) Class II Directors, and four (4) Class III Directors. Mr. William L. Batchelor, a Class I Director, has chosen not to stand for reelection. On January 20, 1999, the Board of Directors voted to decrease the number of directors of the Company from eleven (11) to ten (10) effective as of the Meeting date. In order to apportion the number of directors in each of the classes so as to maintain the number of directors in each as nearly equal as possible, as required under the Company's Articles of Incorporation, Mr. Ronald J. Naples, a Class III Director, has agreed to be nominated as a Class I Director. Therefore, three (3) Class I Directors are to be elected at the Meeting with each member to serve a three (3) year term expiring in 2002 or until his successor is duly elected and qualified. The three
(3) nominees receiving the greatest number of votes cast by the holders of the Company's Common Stock present, in person or by proxy, at the Meeting will be elected Class I Directors of the Company. If Mr. Naples is elected a Class I Director at the Meeting, he will immediately resign as a Class III Director and will serve, with the other nominees elected, for a term of three (3) years, and, if not elected, he will continue to serve as a Class III Director for a term of two (2) more years or, in either case, until his successor is duly elected and qualified. Accordingly, Mr. Naples is listed below with the Class I Directors even though he is currently a Class III Director.

     The proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class I nominees, Peter A. Benoliel, Ronald J. Naples, and Robert H. Rock, each of whom is presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 9, 1996 (except for Mr. Naples who was elected at the Annual Meeting held on May 6, 1998). If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the Meeting:

                       First Became        Principal Occupation for
     Name and (Age)     a Director            the Past Five Years
     --------------     ----------            -------------------

Class I -- Directors nominated for election in 1999 to serve until the Annual Meeting in 2002:

Peter A. Benoliel (67)     1961    Former Chairman of the Board and Chief
                                     Executive Officer of the Company.

Ronald J. Naples (53)      1988    Chairman of the Board of the Company since
                                     May 1997; Chief Executive Officer of the
                                     Company since October 1995; and President of the Company from October 1995 until March 1998. Formerly Chairman of the Board and Chief Executive Officer, Hunt Corporation, a producer and distributor of office and graphic display products.

Robert H. Rock (48)        1996    President, MLR Holdings, LLC, an investment
                                     company with holdings in the publishing and information businesses. Formerly Chairman and majority owner of IDD Enterprises, a publisher of magazines, newsletters, and a provider of on-line data for financial executives. Member of the Board of Directors of Alberto-Culver Company, Hunt Corporation, and The Penn Mutual Life Insurance Company.

                       First Became        Principal Occupation for
     Name and (Age)     a Director            the Past Five Years
     --------------     ----------            -------------------

Class II --Directors elected in 1997 to serve until the Annual Meeting in 2000:

Lennox K. Black (69)       1985    Chairman of the Board and former Chief
                                     Executive Officer, Teleflex Incorporated, a diversified, Fortune 1000 manufacturer of products and services for the automotive, marine, industrial, aerospace, and medical markets worldwide; and Chairman of the Board of Penn Virginia Corporation, an energy company engaged primarily in leasing of mineral rights, collection of royalties, and development and production of oil and natural gas. Member of the Board of Directors of Pep Boys.

Donald R. Caldwell (52)    1997    Chief Executive Officer and Founder, North
                                     Atlantic Technology Fund, a venture capital fund with offices in the United States, Ireland, and England. Formerly President and Chief Operating Officer, Safeguard Scientifics, Inc. from February 1996 to March 1999 and its Executive Vice President from 1993 to 1996. Member of the Board of Directors of First Consulting Group, Inc., Diamond Technology Partners, Inc., and Kanbay, LLC.

Robert E. Chappell (54)    1997    Chairman and Chief Executive Officer, The
                                     Penn Mutual Life Insurance Company, being
                                     Chairman since January 1997, Chief
                                     Executive Officer since April 1995,
                                     President from 1994 until 1996, and Chief
                                     Operating Officer from 1994 until 1995.
                                     Member of the Board of Directors of P. H.
                                     Glatfelter Company.

Robert P. Hauptfuhrer (67) 1977    Former Chairman of the Board and Chief
                                     Executive Officer, Oryx Energy Company, an energy company. Trustee, 1838 Investment Advisors Fund.

Class III --Directors elected in 1998 to serve until the Annual Meeting in 2001:

Joseph B. Anderson,        1992    Chairman and Chief Executive Officer, Chivas
  Jr. (56) Industries LLC, an interior trim automotive supplier and manufacturer. Formerly President and Chief Executive Officer, Composite Energy Management Systems Inc., a manufacturer of bumpers for the automotive industry. Member of the Board of Directors of Meritor Automotive, Inc. and R. R. Donnelly & Sons Co.

Patricia C. Barron (56)    1989    Executive-in-Residence and Senior Fellow,
                                     Stern School of Business, New York
                                     University. Formerly Corporate Vice
                                     President, Business Operations Support, and
                                     President, Xerox Engineering Systems
                                     Division, Xerox Corporation. Member of the
                                     Board of Directors of ARAMARK Corporation,
                                     Frontier Corporation, Reynolds Metals
                                     Company, and Teleflex Incorporated.

Edwin J. Delattre (57)     1984    Dean, School of Education and Professor of
                                     Philosophy, College of Arts and Sciences,
                                     Boston University.

     There are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

Committees of the Board of Directors

     The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible; to make recommendations to the Board concerning programs of external corporate development; and to establish guidelines as to capital structure and deployment of capital resources. The current members of the Committee, which met five times in 1998, are P. A. Benoliel (Chairman), L. K. Black, R. P. Hauptfuhrer, and R. J. Naples.

     The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met four times in 1998, are R. P. Hauptfuhrer (Chairman), J. B. Anderson, Jr., P. C. Barron, and D. R. Caldwell.

     The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Committee, which met six times in 1998, are R. H. Rock (Chairman), D. R. Caldwell, R. E. Chappell, and E. J. Delattre.

     The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Committee has responsibility to review Board membership, provide leadership in the nomination of directors, and review shareholder proposals. The current members of the Committee, which met once during 1998, are
E. J. Delattre (Chairman), P. A. Benoliel, R. P. Hauptfuhrer, R. J. Naples, and
R. H. Rock. The Committee will consider candidates recommended by shareholders when submitted in writing not later than December 2, 1999 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee. Nominations should be submitted to the Secretary of the Company.

     During the year ended December 31, 1998, six regular meetings and three special meetings of the Board of Directors were held. During 1998, each of the directors was in attendance in person or by teleconference at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which he or she then served, except for Mr. Batchelor, who is not a member of any Committee and attended six of the nine meetings of the Board of Directors. The reasons for his absences were known to and are satisfactory to the Board of Directors.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1996, 1997, and 1998 as to Mr. Naples and each of the Company's other four most highly compensated officers who served as executive officers at December 31, 1998 (hereinafter referred to as the named executive officers).

                                            SUMMARY COMPENSATION TABLE
                                                                            Long-Term Compensation
                                                                          ----------------------
                                    Annual Compensation                       Awards             Payouts
                                  -------------------                       ------             -------
      (a)              (b)      (c)         (d)           (e)            (f)          (g)          (h)          (i)
                                                                     Restricted   Securities
   Name and                                          Other Annual       Stock     Underlying                 All Other
   Principal                                         Compensation     Award(s)     Options/       LTIP     Compensation
   Position           Year   Salary($)   Bonus($)       ($)(1)           ($)      SARs(#)(2)   Payouts($)     ($)(10)
   --------           ----   ---------   --------       ------           ---      ----------   ----------     -------
Ronald J. Naples,     1998  575,938(3)  305,550(4)           0              0         14,000    614,625        3,712(6)
Chairman of the       1997  635,938(3)  331,406(4)           0        590,625(5)           0          0      950,763(6)
Board and Chief       1996  578,750(3)  126,892              0              0        111,000          0            0
Executive Officer

Joseph W. Bauer,      1998  202,731     132,886              0              0         30,000     75,000      174,190(7)
President and Chief
Operating Officer
(March 9, 1998 to
December 31, 1998)

Jose Luiz Bregolato,  1998  153,988(8)   77,501         15,350(9)           0          6,000    245,850            0
Vice President-       1997  142,242(8)  103,827         23,619(9)           0              0          0            0
South America         1996  145,000(8)   40,391         28,270(9)           0         14,000          0            0

Daniel S. Ma,         1998  171,703(8)   83,066         91,508(9)           0          6,000    245,850            0
Vice President-       1997  170,280(8)   70,020         90,086(9)           0              0          0            0
Asia/Pacific          1996  145,959(8)   67,778         89,890(9)           0         14,000          0            0

Marcus C. J. Meijer,  1998  237,046(8)   92,588              0              0         10,000    368,775            0
Vice President-       1997  202,302(8)   90,021              0              0              0          0            0
Europe                1996  217,207(8)   76,721              0              0         20,000          0            0

------------
(1) During the year ended December 31, 1998, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in column (e), the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).
(2) Options to purchase shares of the Company's Common Stock.
(3) Includes compensation earned by Mr. Naples pursuant to the 1995 Naples Restricted Stock Plan and Agreement (i) for 1998, the fair market value of 15,000 shares of Common Stock awarded to Mr. Naples on October 2, 1998, which shares had a fair market value of $225,937.50 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1998 of $15.0625 per share); (ii) for 1997, the fair market value of 15,000 shares of Common Stock delivered to Mr. Naples on October 2, 1997, which shares had a fair market value of $285,937.50 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1997 of $19.0625 per share); and (iii) for 1996, the fair market value of 15,000 shares of Common Stock delivered to Mr. Naples on October 2, 1996, which shares had a fair market value of $228,750 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1996 of $15.25 per share).
(4) Includes (i) for 1998, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1998 of $18.00 per share of 16,975 shares of restricted Common Stock ($305,550) awarded to Mr. Naples in lieu of an annual cash incentive bonus and (ii) for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share) of 17,500 shares of restricted Common Stock ($331,406.25) awarded to Mr. Naples in lieu of an annual cash incentive bonus (see Note 5 and the Compensation/Management Development Committee Report below).
(5) Includes for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on May 7, 1997 of $16.875 per share) of 35,000 shares of restricted Common Stock which Mr. Naples was eligible to receive in 1997 and 1998 in lieu of an annual cash bonus if pre-established financial criteria applicable to all incentive-based employees were met, of which (see Note 4 above) 17,500 shares were earned in 1997 and 16,975 shares were earned in 1998.
(6) Includes (i) for 1998, $3,712 earned under the Company's Profit Sharing Plan and (ii) for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share) of (a) 50,000 shares of restricted Common Stock ($946,875) earned by Mr. Naples in 1997 under the 1995 Naples Restricted Stock Plan and Agreement at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock in excess of $1.10

    (after elimination of the effects of foreign currency fluctuations) and (b) $3,888 earned under the Company's Profit Sharing Plan.
(7) Represents relocation expenses paid to Mr. Bauer in connection with his employment by the Company which included reimbursement for temporary living expenses, closing costs, and loss on sale of residence.
(8) Mr. Bregolato's, Mr. Ma's, and Mr. Meijer's compensation was paid in Brazilian reales, Hong Kong dollars, and Dutch guilders, respectively. For purposes of this presentation, Mr. Bregolato's, Mr. Ma's, and Mr. Meijer's salary and bonus for each year have been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of such year.
(9) Represents housing benefits paid to Mr. Bregolato and Mr. Ma in connection with their assignment for the Company in Sao Paulo and Hong Kong, respectively.
(10) Does not include discount on any Common Stock purchased by certain officers pursuant to the Company's Employee Stock Purchase Plan.

Options/SAR Grants in the Last Fiscal Year

     During 1998, the Company granted stock options (without any stock appreciation rights) to the named executive officers as follows:

                                        STOCK OPTION GRANTS LAST YEAR
                                                                                              Potential
                                                                                          Realizable Value
                                                                                             at Assumed
                                                                                           Annual Rates of
                                                                                             Stock Price
                                                                                          Appreciation for
                                      Individual Grants                                     Option Term
                    -----------------------------------------------------------------    --------------------
        (a)               (b)              (c)                 (d)            (e)          (f)          (g)
                       Number of
                      Securities
                      Underlying       % of Total           Exercise
                        Options      Options Granted         or Base
                        Granted       to Employees            Price         Expiration
       Name             (#)(1)           in 1998            ($/sh)(2)          Date        5%($)       10%($)
       ----             ------           -------            ---------          ----        -----       ------
Ronald J. Naples         14,000            9.0               16.9375          1/21/08     149,000      378,000
Joseph W. Bauer          30,000           19.3               18.75            3/9/08      354,000      897,000
Jose Luiz Bregolato       6,000            3.9               16.9375          1/21/08      64,000      162,000
Daniel S. Ma              6,000            3.9               16.9375          1/21/08      64,000      162,000
Marcus C. J. Meijer      10,000            6.4               16.9375          1/21/08     107,000      270,000

---------------
(1) All of the options listed above are non-qualified stock options. Of the options granted to Messrs. Bregolato, Ma, Meijer, and Naples, 50% were exercisable as of January 21, 1999, and the remaining 50% will become exercisable on January 21, 2000. Of the 30,000 options granted to Mr. Bauer, 14,000 will become exercisable on March 9, 2000, and 16,000 will become exercisable on March 9, 2001.
(2) The purchase price of a share of Common Stock is the fair market value of a share of Common Stock on the date of grant.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table provides information related to options to purchase the Company's Common Stock held by the named executive officers during the year ended December 31, 1998 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.

                                 AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                                        AND YEAR-END OPTION/SAR VALUES
           (a)                 (b)            (c)                  (d)                           (e)
                                                          Number of Securities          Value of Unexercised
                                             Value       Underlying Unexercised         In-the-Money Options
                         Shares Acquired   Realized      Options at Year End(#)            at Year End($)
      Name               on Exercise(#)       ($)      Exercisable  Unexercisable   Exercisable/Unexercisable(1)
      ----               --------------       ---      --------------------------   ----------------------------
Ronald J. Naples                0              0         311,000        14,000            495,500/14,875
Joseph W. Bauer                 0              0               0        30,000                  0/0
Jose Luiz Bregolato             0              0          54,000         6,000             42,000/6,375
Daniel S. Ma                    0              0          34,000         6,000             42,000/6,375
Marcus C. J. Meijer             0              0          94,450        10,000             63,612/10,625

(1) Based on the last sale price on December 31, 1998 on the New York Stock Exchange of $18.00 per share.

Long-Term Performance Incentive Plan Awards in Last Fiscal Year

     During 1998, the Company granted performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officers as follows:

                          LONG-TERM INCENTIVE PLAN -- AWARDS LAST YEAR

                                                                               Estimated Future Payouts
                                                                           Under Non-Stock Price-Based Plan
                                                                           --------------------------------

       (a)                   (b)                 (c)                   (d)                (e)               (f)
                                             Performance
                          Number of           or Other
                        Shares, Units       Period Until
                          or Other          Maturation or           Threshold           Target            Maximum
     Name(1)            Rights (#)(2)          Payout              ($ or #)(3)        ($ or #)(3)       ($ or #)(3)
     -------            -------------          ------              -----------        -----------       -----------
Ronald J. Naples           25,000         1997 through 2000           0.00              423,437           846,875
Joseph W. Bauer            11,000         1997 through 2000           0.00              186,312           372,625
Jose Luiz Bregolato        10,000         1997 through 2000           0.00              169,375           338,750
Daniel S. Ma               10,000         1997 through 2000           0.00              169,375           338,750
Marcus C. J. Meijer        15,000         1997 through 2000           0.00              254,062           508,125

-------------
(1) On January 21, 1998, effective January 1, 1997, the Compensation/Management Development Committee awarded performance incentive units to the named executive officers, except in the case of Mr. Bauer who received his units on March 9, 1998, the date he joined the Company.
(2) Performance incentive units.
(3) The value on maturation of a performance incentive unit is determined by performance over a time period as plotted on a grid defined by two axes; one axis sets forth average return on assets, and one axis sets forth average earnings per share for the period 1997-2000. Each performance incentive unit is issued at the value of the exercise price of stock options issued in connection with the performance incentive unit ($16.9375), and the 1997 performance incentive unit grid results in a zero payout for performance of less than 5% return on assets or less than an average earnings per share of $1.40 over the performance period. A payout of $16.9375 per unit will be made if performance reaches the target, and a payout of $33.875 per unit will be made if performance reaches the maximum of the measurement scale.

Employment Agreements with Executive Officers
Chief Executive Officer

     Ronald J. Naples assumed the position of President and Chief Executive Officer of the Company on October 2, 1995. Effective that date, Mr. Naples entered into an Employment Agreement with the Company for a term ending December 31, 1998. Effective January 1, 1999, the Company and Mr. Naples entered into a new employment agreement for a five (5) year term ending on December 31, 2003 and continuing thereafter for successive terms of one (1) year unless timely notice to terminate is given by either the Company or Mr. Naples. Mr. Naples' base salary is at an annual rate of $425,000 which is to be reviewed annually after January 1, 2000. Mr. Naples is eligible to participate in the Company's Annual Incentive Compensation Plan and Long-Term Performance Incentive Plan.

     The Employment Agreement further provides that upon the termination of Mr. Naples' employment for reasons other than Mr. Naples' death or disability or by the Company for "cause" or by Mr. Naples for other than "good reason" (each as defined in the Employment Agreement), the Company will pay Mr. Naples termination benefits ranging from 250% to 300% of his base salary and annual bonus depending upon when such termination occurs. Furthermore, if Mr. Naples' employment is terminated within three (3) years of a "Significant Transaction" (as defined in the Employment Agreement) or if Mr. Naples resigns for any reason between nine (9) and eighteen (18) months following a Significant Transaction, the Company will pay Mr. Naples a termination benefit of 300% of his base salary and annual bonus. In addition, subject to certain conditions, if Mr. Naples' employment is terminated, his right to exercise his stock options may be accelerated. Under Mr. Naples' prior Employment Agreement, the Company made loans to cover withholding and additional taxes on stock awards previously made in 1995 in the principal amount of $186,244. The loan has a ten-year term ending November 2005 and bears interest at a rate of 6.4%.

     All other executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus (if any) is to be calculated. Salary and bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Except in the case of Mr. Meijer, each employment agreement is for an initial term of one (1) year and thereafter is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. Mr. Meijer's employment agreement of April 10, 1990 provides for continued employment until either party gives the other party six (6) months' notice of termination. Mr. Meijer's agreement provides for a payment equal to two (2) years salary, bonus, and vacation if he elects to resign from his position within twelve (12) months of a change in control. Also, if the Company terminates Mr. Meijer's employment for other than cause, it shall pay to Mr. Meijer an amount equal to two (2) months income (as defined in Mr. Meijer's employment agreement) for each year of service up to a maximum of twenty-four
(24) months. In addition, Mr. Bauer is entitled to twenty-four (24) months salary and bonus, and Messrs. Bregolato and Ma are each entitled to eighteen
(18) months salary and bonus if they are terminated (other than for cause) within three (3) years of a change in control, and in all other cases, Messrs. Bauer and Bregolato are entitled to severance equal to twelve (12) months and ten (10) months of salary, respectively, if terminated by the Company (other than for cause).

Pension and Death Benefits

     Substantially all of the Company's U.S. employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through December 1, 1996 and a future service formula for service beginning December 1, 1996, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1996 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1996; and (b)(i) for the employee's service after December 1, 1996 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1996 beyond 35 years, 1.3% of annual pay.

     Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1998 an estimate of benefits that will be accrued from December 1, 1998 to age 65 (except for Mr. Bregolato, for whom the appropriate age is 60) based upon W-2 or other information.

                                                                Years
                                                              Credited
                               Estimated Annual             Service as of
            Name                Pension Benefit               12/31/98
            ----                ---------------               --------

    Ronald J. Naples                 $29,594                     2
    Joseph W. Bauer                   21,533                     0
    Jose Luiz Bregolato               35,940(1)                  5
    Daniel S. Ma                      28,313                     5
    Marcus C. J. Meijer               84,760(2)                  7
--------------
(1) The pension benefit for Mr. Bregolato is provided under a defined contribution program established in accordance with Brazilian law to which the Company contributed $30,314 in 1998.
(2) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

     The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each such full year of employment less than 30. Further, under certain circumstances, Mr. Naples' benefit commencement date may be reduced to age 60. Because the benefits payable under the Program depend on various post-retirement factors (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, federal, state, and local income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 1998 in the aggregate amount of $264,000.

     Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.

                                      Estimated Payment
           Name                       Under the Program
           ----                       -----------------
       Ronald J. Naples                  $229,374
       Joseph W. Bauer                     86,181
       Jose Luiz Bregolato                      0(1)
       Daniel S. Ma                        49,843
       Marcus C. J. Meijer                      0(1)


(1) Mr. Bregolato and Mr. Meijer do not participate in the Pension Plan and, therefore, are not eligible for payments under the Program.

     Certain of the Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary plus $30,000, is payable in installments at various times over a 40 month period after death. The Company's policy is not to provide currently for this contingent future liability.

Compensation of Directors

     Employees of the Company and persons affiliated with the Company's General Counsel are not paid any fees for services as a director of the Company. Directors who are not employees of the Company are paid an annual retainer of $18,000. Directors who are not current or former employees of the Company are paid a fee of $1,000 for each Board and each Committee meeting attended. Committee Chairmen are paid an annual retainer as follows: Audit Committee $2,000; Nominating Committee and Compensation/Management Development Committee $1,500; Executive Committee $48,000.

     Each member of the Board is required to hold at least 5,000 shares of the Company's Common Stock, and 75% of the Annual Retainer is paid in the form of shares until 5,000 shares are accumulated.

Compensation Committee Interlocks and Insider Participation

     Individual increases for officers are recommended by the Chief Executive Officer other than for himself and acted upon by the Compensation/Management Development Committee.


              COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Introduction

     The purpose of the Company's executive remuneration program is to compensate on the basis of performance. Accordingly, a considerable portion of an executive officer's total compensation is incentive-based and tied directly to the achievement of pre-established business goals. By relating executive compensation to the results achieved, compensation is linked to the interests of all shareholders. The program has three components: a base salary; an annual incentive cash payment; and compensation realized from options and/or performance incentive units issued under the Company's Long-Term Performance Incentive Plan (the "Plan").

Competitive Reward Systems

     In order to attract, motivate, and retain executives, the Company positions its executive officer base pay levels at the median of a broad cross section of both chemical and chemical specialty companies in the United States, using a database (which may include companies that are part of the S&P Chemicals (Specialty) Index) available through HayGroup, a compensation consulting company. With respect to executive officers in other countries, the base pay is determined based upon the regions in which they are located. While average base pay is at the median of the companies surveyed according to recent data, attainment of the maximum incentive portion would place total pay in the top quarter of the survey group.

Compensation Components

     Base salary is reviewed annually, and increases are based primarily on performance against pre-established goals with major emphasis on the attainment of financial objectives and the extent of the individual's penetration of his/her salary range. Increases in salary in 1998 were determined by considering market data, responsibilities of the position, job performance, and the Company's overall financial results. In the case of some foreign-based executive officers, salary increases may be mandated by the laws in the particular country or region even when similar increases are not granted to officers residing in the United States.

     The incentive compensation component is paid on an annual basis in the form of a cash bonus (except in the case of Mr. Naples in 1997 and 1998). The incentive is designed to be a short-term award for specific results and performance in a given year and to be competitive within the industry. In 1998, the major portion of the incentive award was based on the attainment of a previously established consolidated corporate Profit-Before-Tax ("PBT") target. In the case of the regional vice presidents, there is also a management discretionary award which is paid if certain regional financial objectives are attained. The actual incentive award payout is based on the attainment of corporate financial goals and, in certain cases, regional financial goals.

     At the beginning of the year, the Chief Executive Officer ("CEO") recommends bonus gates at three levels of consolidated corporate PBT performance as follows: (1) Threshold -- the PBT level at which an entry bonus is earned;
(2) Mid -- the PBT level at which a mid-level bonus is earned; and (3) Maximum -- the PBT level at which the maximum bonus is earned. The maximum financial bonus amount is determined by multiplying the compensation salary grade midpoint of the position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of the Company, the greater the percentage. In the case of the CEO, the maximum financial award that might be paid is 80% of his salary grade midpoint. The applicable maximum percentage for executive officers is lower and can range from 45% to 60% of salary grade midpoint. Depending upon the performance level achieved, the bonus amount can be as high as the Maximum, or if performance is below the Threshold level, no bonus will be paid.

     The discretionary bonus award may be paid on the attainment of pre-established goals and within pre-established boundaries. This amount is awarded at the discretion of the manager and targeted to recognize individual performance.

     The PBT targets for 1998 were aggressive, and bonuses have been calculated at slightly below the Maximum level.

     For the years 1997 and 1998, the CEO did not participate in the annual bonus program and did not receive cash bonus payments. Mr. Naples had been awarded a grant of 35,000 shares of restricted Common Stock to vest over the two years 1997 and 1998 at a maximum of 17,500 shares per year depending on the level of the Company's pre-tax profit performance. In 1997, the Company's pre-tax profits exceeded the Maximum level set for the annual bonus program, and, accordingly, Mr. Naples received all 17,500 shares of Common Stock. In 1998, pre-tax profits were slightly below the Maximum level, and accordingly, Mr. Naples received 16,975 shares of Common Stock.

     The final component is compensation realized from the Long-Term Performance Incentive Plan comprising a combination of grants of incentive stock options, non-qualified options, and performance incentive units issued under the Plan. Awards under the Plan play an important role in the Company's executive compensation structure thereby making compensation more dependent upon the long-term performance of the Company. With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. With performance incentive units, for the 1995-98 Plan, the cash value of the award is based on average earnings per share growth rate and average return on assets. In 1998, these applicable performance targets for the 1995-98 award period were exceeded resulting in a payout of $24.585 per each performance unit granted. The purpose of issuing both stock options and performance incentive units is to motivate executive officers to make the types of long-term changes in the Company's business that will affect long-term total return to shareholders. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amounts of awards previously granted. The Company's past practice has been to grant stock options combined with performance incentive units to executive officers every two years for rolling four-year performance periods. Under the new Long-Term Performance Incentive Plan to be acted upon at the Meeting, the performance period will be a rolling three-year period. On January 21, 1998, effective January 1, 1997, the Committee awarded performance incentive units for the 1997-2000 period to all of the named executive officers except in the case of Mr. Bauer, President and Chief Operating Officer, who received his units on March 9, 1998, the date he joined the Company.

Compensation of Chief Executive Officer

     The compensation of the CEO, Ronald J. Naples, for the 1998 year was established in 1995 by the Compensation/Management Development Committee (the "Committee") and was incorporated in an Employment Agreement between the Company and Mr. Naples at the time of his employment by the Company, as reported in detail elsewhere in this Proxy Statement. The total compensation package for Mr. Naples was established by the Committee at levels considered by the Committee to be reasonable after having taken into account Mr. Naples' prior experience as the chief executive officer of a successful corporation and his general familiarity with the Company after having served as a director for over seven years.

Deductibility of Compensation for Tax Purposes

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the four most highly compensated executive officers. Although the reported compensation of the Company's CEO set forth in the Summary Compensation Table above was in excess of $1,000,000, the $1,000,000 threshold for Section 162(m) purposes was not exceeded due to a variety of factors. Accordingly, all of the compensation paid in 1998 to the Company's CEO and the other four most highly compensated executive officers is expected to be fully deductible for tax purposes by the Company. It is considered unlikely that the compensation of any of the CEO or the other four most highly compensated executive officers will exceed the
Section 162(m) $1,000,000 threshold in the near future. Therefore, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code.

                                   Compensation/Management Development Committee

                                                Robert H. Rock, Chairman
                                                Donald R. Caldwell
                                                Robert E. Chappell
                                                Edwin J. Delattre

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Stock Index, and the S&P Chemicals (Specialty) Index for the period of five (5) fiscal years commencing December 31, 1993 and ending December 31, 1998.

                Comparison of Five-Year Cumulative Total Return*
        Among Quaker Chemical Corporation, The S & P Smallcap 600 Index
                     and S & P Chemicals (Specialty) Index



[The following table was represented by a line graph in the printed document.]

            Quaker        S&P SmallCap      S&P Chemicals
Date    Chemical Corp.     600 Index      (Specialty) Index
-----------------------------------------------------------
12/93         100              100               100
12/94         122               95               100
12/95          91              124               115
12/96         116              150               190
12/97         140              189               240
12/98         139              186               254


* $100 invested on 12/31/93 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

            APPROVAL OF THE 1999 LONG-TERM PERFORMANCE INCENTIVE PLAN

     The Board of Directors is recommending to the shareholders that a new Long-Term Performance Incentive Plan (the "Plan") with a term of ten (10) years be approved. The Plan authorizes the granting of stock options, with or without related stock appreciation rights, stock awards, and performance incentive units to key employees for the purpose of rewarding them if long-term corporate financial objectives are achieved, furthering the identity of their interests with the interests of the shareholders of the Company and assisting in recruiting and retaining employees of initiative and ability. Participation in the Plan is limited to those employees of the Company whose efforts in the judgment of the Compensation/Management Development Committee of the Board of Directors (the "Committee"), have the greatest impact on the Company's long-term financial performance. Under the terms of the Plan, the Committee shall consist of at least two (2) members of the Board of Directors, each of whom must be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The current members of the Committee, each of whom is a non-employee director within the meaning of Rule 16b-3, are D. R. Caldwell, R. E. Chappell, E. J. Delattre, and R. H. Rock.

Stock Options and Stock Appreciation Rights

     The Plan provides for options which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options intended not to so qualify ("non-qualified options"). To the extent that the aggregate fair market value of stock, with respect to which incentive stock options are exercisable for the first time by a Participant, as defined in the Plan, during any calendar year under the Plan and any other Plan of the Company or a Subsidiary exceeds $100,000, such stock options are treated as non-qualified options rather than incentive stock options. A description of other differences between incentive stock options and non-qualified options arising from the tax consequences attendant to each is set forth under the heading "Certain Federal Income Tax Consequences" at page 17.

     The option price for all options granted under the Plan will be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted; however, the option price for incentive stock options granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, will be at least 110% of the fair market value of the Company's Common Stock on the date the option is granted. The option price must be paid in full at the time of exercise in cash; however, the Committee, in its discretion, may permit the option price to be paid in shares of the Company's Common Stock having a fair market value equal to the option price or a combination of shares and cash. No option may be exercised prior to the expiration of one (1) year from the date such option is granted to employees whose employment is to be terminated.

     The last reported sale price for the Company's Common Stock on the New York Stock Exchange was $14.0625 per share on March 12, 1999.

     An employee may not exercise his or her option after his or her employment has been terminated for cause, as determined by the Committee. An employee who ceases to be an employee because of death or retirement may, to the extent his or her option was otherwise exercisable after the date his or her employment terminated, exercise his or her option any time after he or she has ceased to be an employee for a period not to exceed the shorter of three (3) years from the date of termination or the expiration of the term of the option. An employee who ceases to be an employee for any other reason may, to the extent his or her option was otherwise exercisable after the date his or her employment terminated, exercise his or her option for a period not to exceed the shorter of three (3) months after the termination of employment or the expiration of the term of the option, except as and to the extent the Committee determines otherwise with respect to non-qualified options. Under the Plan, the Committee has the right in its discretion to accelerate the exercise date of options previously granted to employees whose employment is to be terminated.

     In addition, upon the occurrence of certain change-in-control events, all outstanding options shall become immediately exercisable regardless of any terms to the contrary. Such events include (i) a person acquiring 30% or more of the combined voting power of the Company's then outstanding securities (or such lesser percentage, but not less than 15% as the Board of Directors of the Company shall determine); (ii) a change in the majority of the directors over a two-year period the nomination of which was not approved by two-thirds of the directors then currently in office; (iii) a merger or consolidation in which the Company is not the survivor; or (iv) sale, lease, or other transfer of substantially all of the assets of the Company.

     No option granted under the Plan is transferable by the holder except by will or the laws of descent and distribution.

     The number of shares of Company Common Stock for which options may be awarded to any eligible officer who is also a director, or to all eligible officers who are also directors as a group, is not limited by the Plan and will be determined by the Committee.

     The Plan provides that the holder of a stock option may be granted related stock appreciation rights which entitle the holder to surrender the stock option, or any applicable portion thereof, to the extent unexercised and to receive the amount by which the fair market value of the Company's Common Stock, subject to the surrendered stock option at the time the stock appreciation rights are exercised, exceeds the option price of the surrendered stock option. The Company will pay the difference in cash and/or by delivery of shares of the Company's Common Stock valued at their fair market value at the time of delivery, as the Committee may determine; however, the number of shares of the Company's Common Stock which may be issued to a holder of a stock appreciation right upon the exercise thereof may not exceed the number of shares of Common Stock subject to the stock option or portion thereof surrendered upon the exercise of the stock appreciation right.

     Stock appreciation rights may be exercised at such time or times and to the extent, but only to the extent, that the related stock option may be exercised.

Stock Awards

     The Plan authorizes the Committee to grant awards in the form of shares of Common Stock ("Awards"). Such Awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by limitation, restrictions on transferability and continued employment. The Plan grants the Committee the discretion to accelerate the delivery of an Award in certain cases.

Performance Incentive Units

     The Committee may grant performance incentive units either in connection with or separately from the grant of stock options under the Plan; however, no more than one grant of performance incentive units may be made to any employee with respect to a given performance award period.

     Each performance award period is a three-calendar-year period.

     At the beginning of each performance award period, the Committee will establish performance targets (which may be expressed as increases in the Company's earnings per share, return or average return on assets, or in terms of any financial or other standard as the Committee may determine in its discretion), the stated value (expressed in dollars) of performance incentive units to be granted with respect to that performance award period and the percentage of stated value to be earned per performance incentive unit upon the achievement of various target levels. After the end of a performance award period, the value of the performance incentive units will be paid to the Participant in cash. Failure to achieve the minimum performance target established will result in a zero valuation for a performance incentive unit; the maximum value of a performance incentive unit cannot exceed 200% of stated value.

     A Participant must be employed by the Company at the date of payment for all performance incentive units awarded for the applicable performance award period, except that the Committee has authority to direct payment to any Participant or his or her beneficiary in the event his or her employment terminated by reason of retirement or death before the end of the performance award period.

     The Committee has authority, with the concurrence of the Board of Directors, to modify established performance targets if, as a result of unforeseen extraordinary and material changes during a performance award period in the Company's business, operations, corporate structure, capital structure, or manner in which it conducts its business, the Committee determines that the established performance targets are no longer suitable.

Limitation on Number of Shares

     The total number of shares of the Company's Common Stock that may be delivered under the Plan cannot exceed 1,000,000 (subject to adjustment for stock splits, stock dividends, and other events affecting the Company's Common Stock).

     If an option or an Award is terminated, in whole or in part, prior to exercise or delivery, as applicable, the shares allocated to the option, the Award, or portion thereof so terminated may be reallocated to another option or Award to be granted under the Plan, except that shares allocated to stock options surrendered upon exercise of related stock appreciation rights may not be so reallocated.

Other Material Provisions of the Plan

     It is contemplated that authorized but unissued shares of the Company's Common Stock will be used under the Plan, but the Plan also permits the use of treasury shares.

     The Plan may be terminated or amended by the Board of Directors without shareholder approval, except that no such amendment may become effective without shareholder approval if the amendment would increase the number of shares of Common Stock which may be subject to options granted under the Plan, extend the term of the Plan, or increase the period during which an option may be exercised beyond ten (10) years from the date of the grant, otherwise materially increase the benefits accruing to Participants under the Plan, materially modify the requirements as to eligibility for Participants in the Plan, or otherwise cause the Plan to fail to meet the requirement of Rule 16b-3.

     Amounts realized or received by a Participant under the Plan will not be taken into account for the purposes of determining a Participant's benefits, if any, under the Company's Pension Plan, and the cost of the Plan to the Company will not be deducted for purposes of determining the Company's required contribution to its Profit Sharing Plan.

Certain Federal Income Tax Consequences
Incentive Stock Options

     Incentive stock options granted under the Plan are intended to qualify for the favorable federal income tax treatment currently accorded "Incentive Stock Options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No federal income tax is imposed at the time an incentive stock option is granted or exercised, provided, generally, that such exercise occurs not later than three (3) months after the termination of the optionee's employment with the Company or a subsidiary.

     While ordinarily no income is required to be recognized at the time an incentive stock option is exercised, it should be noted that for purposes of the alternative minimum tax imposed by Section 55 of the Code, an incentive stock option is treated as a non-qualified option. Therefore, the excess of the fair market value of the shares of Common Stock subject to the incentive stock option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of an incentive stock option is equal to the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes.

     If the shares of Common Stock acquired upon the exercise of an incentive stock option are not disposed of within (i) two (2) years from the date of grant or (ii) one (1) year after the exercise of such incentive stock option, then any gain or loss realized upon a disposition of such Common Stock ordinarily will be treated as long-term capital gain or loss. Under such circumstances, the Company is not entitled to a tax deduction with respect to the grant or exercise of the incentive stock option or the disposition of the shares received upon its exercise. The optionee's basis (for purposes of determining the amount of gain or loss on such disposition) in the shares of Common Stock acquired upon the exercise of an incentive stock option is equal to the exercise price paid for such shares.

     If an optionee disposes of shares of Common Stock acquired pursuant to an incentive stock option before the expiration of either of the required holding periods described above, then the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such shares or (ii) the gain realized upon such disposition, will be treated as ordinary income at the time of the disposition. Any gain in excess of the amount so treated as ordinary income ordinarily will be treated as capital gain. Such gain will be taxable as long-term capital gain if the shares of Common Stock were held for more than one (1) year prior to the disposition. In the event of such a disqualifying disposition (i.e., a disposition prior to the satisfaction of the holding period requirements), the Company, subject to any applicable limitations, is entitled to a compensation deduction in the year the income is recognized by the optionee equal to the amount of ordinary income recognized by the optionee.

Non-Qualified Options

     Non-qualified options granted under the Plan are not intended to qualify for the favorable federal income tax treatment accorded to incentive stock options under the Plan or certain other types of stock acquisition programs. An optionee should not recognize any income for federal income tax purposes at the time of the grant of any non-qualified option under the Plan. When the non-qualified option is exercised, however, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price constitutes ordinary income to the optionee. Subject to applicable limitations, the Company is entitled to a corresponding income tax deduction equal to the amount of such ordinary income for the taxable year in which the optionee is required to include such income.

Stock Awards

     The grant of an Award should not cause the recipient of an Award to recognize any income for federal income tax purposes until such time as the conditions, restrictions, or limitations ("Restrictions") to which the Award is subject lapse. Upon the lapse of the Restrictions, the fair market value of the stock subject to the Award, as of the date the Restrictions lapse, must be recognized as ordinary income by the Participant. Subject to any applicable limitations, the Company will be entitled to a deduction equal to the amount of such ordinary income in the year in which the income is recognized by the Participant. A Participant's basis in the stock acquired pursuant to an Award, for purposes of determining his or her gain or loss on the subsequent disposition of the stock, will generally be equal to the fair market value of the stock on the date the Restrictions lapse.

     Under the provisions of Section 83(b) of the Code, a Participant may, within thirty (30) days after receipt of an Award, elect to include in taxable income an amount equal to the fair market value of the stock subject to the Award (determined without regard to the Restrictions thereon) at the time the Award is granted. In such event, any subsequent appreciation in the value of the stock will not be taxable to the Participant upon the lapse of the Restrictions. However, if the stock is forfeited subsequent to such an election, the Participant will not be entitled to a deduction. An election under Section 83(b) may not be revoked without the consent of the Internal Revenue Service. Participants should consult their personal tax advisors before making this election.

Stock Appreciation Rights

     The grant of stock appreciation rights does not result in the recognition of income to the recipient for federal income tax purposes or in a tax deduction for the Company. The exercise of stock appreciation rights will result in ordinary income to the recipient and a potential tax deduction to the Company equal to the amount of cash paid or the fair market value of any shares transferred to the Participant upon such exercise. The basis of any shares so received will be equal to the fair market value of such shares on the date of the exercise of the stock appreciation right. Upon a subsequent disposition of any such shares, any amount realized in excess of the Participant's basis in the shares ordinarily will be treated as capital gain, which will be long-term capital gain if the shares have been held for more than one (1) year prior to the disposition.

Performance Incentive Units

     The grant of performance incentive units should not cause the recipient of such units to recognize any income for federal income tax purposes at the time of grant. Similarly, the Company will not be entitled to any deduction at the time of grant. A Participant will recognize ordinary income for federal income tax purposes at the time that cash payments are made to him or her with respect to such incentive performance units. Subject to any applicable limitations, the Company will be entitled to a deduction equal to the amount of such ordinary income in the year in which the income is recognized by the Participant.

Taxation of Capital Gains and Ordinary Income

     Presently, the maximum federal income tax rate for individuals applicable to long-term capital gains is 20%, whereas the maximum federal income tax rate for individuals applicable to ordinary income is 39.6%. Capital losses generally are only deductible against capital gains and, for individuals, a limited amount ($3,000 per year) of ordinary income.

Vote Required

     Approval of adoption of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1999 LONG-TERM PERFORMANCE INCENTIVE PLAN.


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent accountants, to examine the accounts of the Company for the year ending December 31, 1999 and to report on the Company's financial statements for that period. The firm of PricewaterhouseCoopers LLP has acted as independent accountants for the Company since 1968. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     There is no requirement that the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but may take any negative vote into consideration in future years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.


                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                    TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                   PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                                 OF SHAREHOLDERS

     In order for a shareholder's proposal(s) to be considered for inclusion in the Company's Proxy Statement and proxy for the 2000 Annual Meeting of Shareholders, the shareholder must present his or her proposal(s) to the Company not later than December 2, 1999.


                  DEADLINE FOR PROPOSALS AS TO WHICH MANAGEMENT
                      WILL NOT HAVE DISCRETIONARY AUTHORITY

     At the 2000 Annual Meeting of Shareholders, Management of the Company will have discretionary authority to act upon such matters as may be brought before the Meeting or any adjournment thereof as to which written notice was not received by the Company on or before February 15, 2000.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.





                                            By Order of the Board of Directors,


                                               /s/ D. Jeffry Benoliel

                                                     D. Jeffry Benoliel
                                                     Secretary

Dated: March 31, 1999

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                      EXHIBIT A




                  SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

     At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36 month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. Such evidence can include trade confirmations and account statements indicating ownership through the required holding period. Nevertheless, the Company, at its sole discretion, will determine the adequacy of the evidence presented. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

     (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

     (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;

     (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or

     (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

     The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

     As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

     Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.

     Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

     The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

     The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

     If a Shareholder has questions concerning the Shareholder Voting Procedures or would like to present evidence of ownership through the required 36 month holding period, please contact Irene Kisleiko, the Company's Assistant Secretary, at (610) 832-4119.

                                                                       EXHIBIT B

                           QUAKER CHEMICAL CORPORATION
                    1999 LONG-TERM PERFORMANCE INCENTIVE PLAN



1.      PURPOSE OF THE PLAN

        This Long-Term Performance Incentive Plan (the "Plan") has been established to provide incentives and awards to those employees largely responsible for the long-term success of Quaker Chemical Corporation (the "Company") and its subsidiaries. In addition, the Plan is intended to enable the Company to attract and retain executives in the future and to encourage key employees to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of Common Stock of the Company.

2.      GENERAL PROVISIONS

        2.1    Definitions.

               As used in the Plan:

               (a)  "Award" means a restricted stock award granted pursuant to
                    Section 5 of the Plan.

               (b)  "Act" means the Securities Exchange Act of 1934, as amended.

               (c) "Board of Directors" means the Board of Directors of the Company.

               (d)  "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the Compensation/Management Development Committee of the Board of Directors.

               (f) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

               (g) "Fair Market Value" means, with respect to the date a given Stock Option or Stock Appreciation Right is granted or exercised, the average of the lowest and highest sales price for a share of Common Stock on the New York Stock Exchange or, if not reported on the New York Stock Exchange, as quoted on the principal exchange on which the Common Stock is listed; provided, however, if no such sales are made on such date, then on the next proceeding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

               (h) "Incentive Stock Option" means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.

               (i) "Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

               (j)  "Option Event" means the date on which:

                    (i) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Act, (other than (A) the Company and/or its wholly owned subsidiaries; (B) any ESOP or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) any other Person who is as of the date of this Agreement presently an executive officer of the Company or any group of Persons of which he voluntarily is a part) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or such lesser percentage of voting power, but not less than 15%, as the Board of Directors of the Company shall determine; provided, however, that an Option Event shall not be deemed to have occurred under the provisions of this subsection

                         (i) by reason of the beneficial ownership of voting securities by members of the Benoliel Family (as defined below) unless and until the beneficial ownership of all members of the Benoliel Family (including any other individuals or entities who or which, together with any member or members of the Benoliel Family, are deemed under Sections 13(d) or 14(d) of the Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;

                    (ii) during any two-year period beginning on the effective date of this Plan, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or
                         (iii) hereof) whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board of Directors; or

                    (iii) the Company's shareholders or the Company's Board of
                         Directors shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as they had in the Common Stock immediately before; (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or (C) the liquidation or dissolution of the Company.

                         As used in this Agreement, the "Benoliel Family" shall mean Peter A. Benoliel, his wife and children and their respective spouses and children, and all trusts created by or for the benefit of any of them.

               (k) "Participant" means an employee of the Company or one or more of its Subsidiaries to whom a Stock Option, a Stock Appreciation Right, an Award and/or a Performance Incentive Unit has been granted under the Plan.

               (l) "Performance Award Period" means a period of three (3) consecutive calendar years, the first of which shall commence on January 1, 1999, and the balance of which shall commence on January 1 of every calendar year thereafter through 2007.

               (m) "Performance Incentive Unit" means a unit granted in accordance with the provisions of Section 4.1 of the Plan.

               (n) "Performance Program Target" means the performance program targets fixed by the Committee for a particular Performance Award Period.

               (o) "Rule 16b-3" means Rule 16b-3 promulgated under the Act or any successor Rule.

               (p) "Stock Appreciation Right" means a right granted, pursuant to Section 3.7 of the Plan, to a holder of a Stock Option.

               (q) "Stock Option" means an Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

               (r) "Subsidiary" means any corporation whose outstanding voting securities having ordinary voting power to elect directors (other than securities having such power only by reason of the happening of a contingency) shall at the time be 50% or more owned, directly or indirectly, by the Company.

               (s) "Total Disability" shall mean (i) a physical or mental disability which, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant's legal representative or (ii) if the Company then has in effect a disability plan covering employees generally, including the Participant, the definition of covered total and permanent "disability" set forth in such plan.

        2.2    Administration of the Plan.

               (a) The Plan shall be administered by the Committee which shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan and Stock Options, Awards, Performance Incentive Units, and Stock Appreciation Rights granted under it; and (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall (i) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option, Award, Performance Incentive Unit, or Stock Appreciation Right in a manner and to the extent it shall deem necessary to make the Plan fully effective; (ii) determine those eligible employees to whom Stock Options, Awards, Stock Appreciation Rights, and/or Performance Incentive Units shall be granted and the number of any thereof to be granted to any eligible employee, consistent with the provisions of the Plan; (iii) determine the terms of Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units granted consistent with the provisions of the Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

               (b) The Committee shall consist of not less than two (2) members of the Board of Directors, each of whom is a "disinterested person" (as defined in Rule 16b-3) with respect to the Plan. The Board may also select one or more directors who satisfy the requirements in the preceding sentence as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

        2.3    Effective Date.

               The Plan shall be effective as of January 1, 1999, provided that the Plan is approved and ratified by the Company's shareholders at the Company's 1999 Annual Meeting of Shareholders. If the Plan is not so approved by the Company's shareholders, the Plan and all awards previously granted thereunder become null and void.

        2.4    Duration.

               If approved by the shareholders of the Company, as provided in
               Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2008.

        2.5    Shares Subject to the Plan.

               The maximum number of shares of Common Stock which may be subject to Stock Options and Awards granted under the Plan shall be 1,000,000, subject to adjustment in accordance with Section 6.1, which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or be terminated, cancelled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options or Awards under the Plan. In the event any Award lapses prior to the realization thereof, any shares of Common Stock allocable to such Award shall again be available for future grants of Stock Options or Awards.

        2.6    Amendments.

               The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that, without the approval of the Company's shareholders, no amendment shall be made which:

               (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Awards granted under the Plan (other than as provided in Section 6.1); or

               (b)  Extends the term of the Plan; or

               (c) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or

               (d) Otherwise materially increases the benefits accruing to Participants under the Plan; or

               (e) Materially modifies the requirements as to eligibility for participation in the Plan; or

               (f) Will cause Stock Options, Awards, Stock Appreciation Rights, or Performance Incentive Units issued or granted under the Plan to fail to meet the requirements of Rule 16b-3.

               Termination or amendment of the Plan shall not, without the consent of the Participant, affect such Participant's rights under any Stock Option, Award, Stock Appreciation Right or Performance Incentive Unit previously granted to such Participant.

        2.7    Participants and Grants.

               Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units may be granted by the Committee to those full-time salaried employees of the Company and its Subsidiaries who the Committee determines hold positions which enable them to have a significant impact on the Company's long-term financial performance. The Committee may grant to eligible employees Incentive Stock Options, Non-Qualified Stock Options, and Awards with respect to such number of shares of Common Stock (subject to the limitations of Section 2.5) and Stock Appreciation Rights and/or such number of Performance Incentive Units as the Committee may, in its sole discretion, determine. In determining the number of shares of Common Stock subject to a Stock Option or an Award and the number of Performance Incentive Units to be granted to an eligible employee, the Committee shall consider the employee's base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee shall deem appropriate. In granting Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units under the Plan, the Committee may vary the number of Incentive Stock Options, Non-Qualified Options, Awards, Stock Appreciation Rights, and/or Performance Incentive Units to an eligible employee in such amounts as the Committee may determine in its discretion.

3.      STOCK OPTIONS

        3.1    General.

               All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the employee to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by
               Section 422 of the Code, or any other applicable law.

        3.2    Price.

               Subject to the provisions of Sections 3.6(d) and 6.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

        3.3    Period.

               The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

        3.4    Exercise.

               Subject to Sections 3.10 and 6.1, no Stock Option shall be exercisable prior to the expiration of one (1) year from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common

               Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company.

        3.5    Payment.

               The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:

               (a) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or

               (b)  In the discretion of the Committee by note; or

               (c) In the discretion of the Committee, by the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

               (d) In the discretion of the Committee, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or

               (e) In the discretion of the Committee, by a combination of any number of the foregoing.

               The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

        3.6    Special Rules for Incentive Stock Options.

               Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

               (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

               (b) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other Plan of the Company or a Subsidiary exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

               (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

               (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

        3.7    Stock Appreciation Rights.

               (a)    Grant.

                      Stock Appreciation Rights may be granted under the Plan by the Committee, but only in connection with all or any part of a Stock Option granted under the Plan. Stock Appreciation Rights may be granted either concurrently with the grant of a Stock Option or at any time thereafter during the term of the Stock Option. A Stock Appreciation Right shall be exercisable only upon surrender of the related Stock Option or portion thereof and shall entitle the Participant to receive the excess of the Fair Market Value of the shares of Common Stock for which the Stock Appreciation Right is exercised on the date of such exercise over the purchase price per share of Common Stock under the related Stock Option. Such excess is hereafter call the "Spread."

               (b)    Exercise of Stock Appreciation Right.

                      Stock Appreciation Rights shall be exercisable at such time as and to the extent, but only to the extent, that the Stock Option to which they relate shall be exercisable and shall be subject to any other terms and conditions, not inconsistent with the Plan, as may be fixed by the Committee at the time the Stock Appreciation Right is granted. No Stock Appreciation Right shall be exercisable prior to the later of: (i) six (6) months and one (1) day following the date on which such Stock Appreciation Right was granted or (ii) the date on which the related Stock Option or any portion thereof first becomes exercisable. Shares of Common Stock subject to a Stock Option surrendered by a Participant in connection with an exercise of Stock Appreciation Rights may not again be subjected to Stock Options under the Plan. Upon the exercise of Stock Appreciation Rights, the Participant shall be entitled to receive from the Company in exchange for the surrendered Stock Option or portion thereof, an amount equal to the Spread either in cash or in shares of Common Stock having a Fair Market Value equal to the Spread, or both, as the Committee may determine; provided, however, that the number of shares of Common Stock which a Participant may receive upon the exercise of Stock Appreciation Rights may not exceed the number of shares of Common Stock subject to the Stock Option or portion thereof surrendered upon exercise of such Stock Appreciation Rights. The shares of Common Stock issuable upon exercise of Stock Appreciation Rights may consist either in whole or in part of authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If shares of Common Stock are to be issued to a Participant upon exercise by the Participant of Stock Appreciation Rights, such Participant shall have none of the rights of a shareholder of the Company until the shares of Common Stock are issued.

        3.8    Termination of Employment.

               (a) In the event a Participant's employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

               (b) If a Participant, while holding Stock Options, (i) retires upon reaching his normal retirement date or having elected early retirement under a formal plan or policy of the Company or (ii) dies, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such retirement or death, as the case may be. If a Participant's employment by the Company or its Subsidiaries shall terminate as a result of the Participant's Total Disability, while such Participant is holding Stock Options, then each Stock Option held by the Participant shall be exercisable by the Participant until its stated expiration date.

               (c) If a Participant's employment by the Company or its Subsidiaries shall terminate for any reason not specified in Sections 3.8(a) or (b), the Participant shall, to the extent otherwise exercisable, have the right to exercise the Stock Options held by him or her at the date of termination for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion determine at or after the date of grant; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.

               (d) Stock Options held by a Participant at the time of the termination of his or her employment by the Company or its Subsidiaries which, by their terms are not then exercisable, shall, subject to, and except as otherwise provided by, the provisions of (i) this Section 3.8 regarding expiration or lapse and (ii) Section 3.10 regarding acceleration and redemption become exercisable (if at all) at the times, and otherwise in the manner, set forth in connection with their original grant or on such accelerated basis as the Committee may, in its sole discretion, determine at or after grant.

        3.9    Effect of Leaves of Absence.

               It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant's right to reemployment shall no longer be guaranteed either by statute or contract.

        3.10   Acceleration and Redemption.

               Upon the occurrence of an Option Event, all Stock Options granted and outstanding under the Plan shall become immediately exercisable in full regardless of any terms of said Stock Option to the contrary.

4.      PERFORMANCE INCENTIVE UNITS

        4.1    Grant.

               From time to time during each Performance Award Period, the Committee may grant Performance Incentive Units to eligible employees in conjunction with or separately from a grant of Stock Options; provided, however, that Performance Incentive Units shall not be granted to any one eligible employee more often than once with respect to a Performance Award Period.

        4.2    Establishment of Stated Value and Performance Program Targets.

               At the beginning of each Performance Award Period, the Committee shall establish the Performance Program Targets applicable to that Performance Award Period (which may be expressed as increases in the Company's earnings per share, return or average return on assets, or in terms of any financial or other standard, or combinations thereof, as the Committee may determine in its discretion), the Stated Value (which shall be expressed in dollars) of Performance Incentive Units to be granted with respect to such Performance Award Period, and shall fix the percentage, if any, of the Stated Value to be earned upon the achievement of the Performance Program Targets established for the relevant Performance Award Period; provided, however, that the percentage of Stated Value to be earned upon achievement of the maximum Performance Program Target established with respect to a Performance Award Period shall in no event exceed 200% of Stated Value fixed for that Performance Award Period.

               If the Committee determines that an unforeseen change during a Performance Award Period in the Company's business operations, corporate structure, capital structure, or manner in which it conducts business is extraordinary and material and that the Performance Program Targets established for the Performance Award Period are no longer suitable, the Committee may, but only with the concurrence of the Board of Directors, modify the Performance Program Targets as it deems appropriate and equitable; provided, however, that no such modification shall increase the Performance Program Targets in effect for any Performance Award Period (i.e., establish a target that is more difficult to achieve than the original Performance Program Target).

        4.3    Payment.

               As promptly as practicable after the end of each Performance Award Period, the Committee shall, pursuant to Section 4.2 of the Plan, determine the earned percentage of Stated Value of the Performance Incentive Units granted with respect to such completed Performance Award Period. The Company shall, as soon as practicable after such determination has been made, pay to each Participant holding Performance Incentive Units granted with respect to such completed Performance Award Period, for each such Performance Incentive Units held by him or her an amount equal to the product obtained by multiplying Stated Value by the earned percentage of Stated Value; provided, however, that no amounts shall be due or payable with respect to any Performance Incentive Units unless the Participant to whom such Performance Incentive Units have been granted is employed by the Company on the date of payment.

        4.4    Termination of Employment.

               If a Participant's employment by the Company and its Subsidiaries terminates for any reason, the Performance Incentive Units held by the Participant with respect to any Performance Award Period which has not ended at the date of such termination shall become null and void; provided, however, that the Committee, in its sole discretion, shall have the right to authorize proportionate payment in cases of death or retirement at the normal retirement date or under a formal early retirement plan or policy of the Company if the Committee in its discretion determines a payment to be appropriate and equitable.

5.      RESTRICTED STOCK

        5.1    Grant

               Common Stock may be granted from time to time under the Plan by the Committee to eligible employees. An Award will consist of Common Stock to be transferred to a Participant without other payment therefor upon completion of any restriction period relating to such Award ("Restriction Period") and satisfaction of any performance criteria, each as may be established by the Committee.

        5.2    Restrictions

               Except as otherwise provided in this Section 5, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of the Common Stock subject to the Award shall lapse upon the Participant's death, Total Disability, the Participant's retirement after attaining his or her retirement date under a formal plan or policy of the Company, upon an event that would constitute an Option Event, or upon any other date or event as may be determined by the Committee in its sole discretion at or after grant of the Award.

        5.3    Lapse

               If a Participant terminates employment with the Company for any reason other than as set forth in Section 5.2 before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.

        5.4    Custody of Shares

               The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Common Stock subject to an Award be held in custody by a bank or other institution or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria.

        5.5    Shareholder Rights

               Each Participant who receives an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.

        5.6    Agreement

               Each Award granted under the Plan shall be evidenced by an Award Agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.

6.      MISCELLANEOUS PROVISIONS

        6.1    Adjustments Upon Changes in Capitalization.

               In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in is discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Award Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.

        6.2    Non-Transferability.

               No Stock Option, Stock Appreciation Right, Award, or Performance Incentive Unit granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution nor shall any Stock Option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

        6.3    Withholding.

               The Company's obligations in connection with this Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or upon the lapse of restrictions on any shares of Common Stock subject to an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company.

        6.4    Compliance with Law and Approval of Regulatory Bodies.

               No Stock Option, Stock Appreciation Right, or Performance Incentive Unit shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option, Stock Appreciation Right, or Performance Incentive Unit shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option or Stock Appreciation Right by a person or estate acquiring the right to the Award or the exercise of a Stock Option or Stock Appreciation Right as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option, Award, or Stock Appreciation Right and may require consents and releases of taxing authorities that it may deem advisable.

        6.5    No Right to Employment.

               Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options, Stock Appreciation Rights, Awards, or Performance Incentive Units hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

        6.6    Exclusion from Pension Computations.

               By acceptance of a grant of a Stock Option, Stock Appreciation Right, Award, or Performance Incentive Unit under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration," "wages," "salary," or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company or any Subsidiary.

        6.7    Separability.

               If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

        6.8    Interpretation of the Plan.

               Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

        6.9    Use of Proceeds.

               Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

        6.10   Construction of Plan.

               The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

================================================================================
                                     PROXY

                          QUAKER CHEMICAL CORPORATION
                              Elm and Lee Streets,
                             Conshohocken, PA 19428

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter A. Benoliel and Ronald J. Naples, and each of them, proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 12, 1999, or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

1. ELECTION OF DIRECTORS

   FOR all nominees listed below [ ]           WITHHOLD AUTHORITY [ ]
   (except as marked to the                    to vote for all nominees
   contrary below)                             listed below

   Peter A. Benoliel, Ronald J. Naples, and Robert H. Rock
   (Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

   -----------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE ADOPTION OF THE 1999 LONG-TERM PERFORMANCE INCENTIVE PLAN.
                         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999.
                         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

                          (CONTINUED ON REVERSE SIDE)
================================================================================
                         (CONTINUED FROM REVERSE SIDE)

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF FOR WHICH NOTICE HAS NOT BEEN RECEIVED BY COMPANY ON OR BEFORE FEBRUARY 13, 1999. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

   The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended December 31, 1998.

                                                 DATED:___________________, 1999

                                                 _______________________________
                                                             (Signature)
                                                 (Signature should be exactly as
                                                  name or names appear on this
                                                  Proxy)

                     PLEASE DATE, SIGN, AND RETURN PROMPTLY

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